Exhibit 99.1

Wyndham Worldwide Reports First Quarter 2014 Earnings

Adjusted Diluted EPS Growth of 10%

Raises Full Year EPS Guidance

PARSIPPANY, N.J. (April 24, 2014) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended March 31, 2014.

First Quarter Highlights:

•	Adjusted diluted earnings per share (EPS) was $0.78, an increase of 10% from adjusted diluted EPS of $0.71 in the first quarter of 2013. Reported diluted EPS was $0.69, compared with $0.19 in the first quarter of 2013.

•	Domestic RevPAR up 7.6%.

•	Net Vacation Ownership Interest sales up 15%.

•	The Company repurchased 2.1 million shares of its common stock for $150 million.

“We are off to a great start in 2014,” said Stephen P. Holmes, chairman and CEO. “In our Hotel Group, domestic RevPAR growth accelerated. In Vacation Ownership, a combination of increased sales and a lower loan loss provision drove strong revenue growth. In our Exchange and Rentals business, peak season summer vacation rental bookings are up from last year. We continued to generate strong free cash flow and to return a significant portion of that cash to shareholders.”

FIRST QUARTER 2014 OPERATING RESULTS

First quarter revenues were $1.2 billion, an increase of 5% from the prior year period. The increase reflects growth in the Company’s lodging and vacation ownership business segments.

Adjusted net income was $102 million, or $0.78 per diluted share, compared with $98 million, or $0.71 per diluted share for the same period in 2013. The performance reflects solid operating results across all of the Company’s businesses and lower interest expense. EPS growth also benefited from the Company’s share repurchase program.

Reported net income for the first quarter of 2014 was $90 million, or $0.69 per diluted share, compared with $27 million, or $0.19 per diluted share, for the first quarter of 2013. Reported net income included several items not included in adjusted net income. The net result of these items unfavorably impacted first quarter 2014 net income by $12 million and unfavorably impacted first quarter 2013 net income by $71 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Free cash flow was $269 million for the three months ended March 31, 2014, compared with $233 million for the same period in 2013. The growth of free cash flow largely reflects favorable timing of working capital. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the three months ended March 31, 2014, net cash provided by operating activities was $315 million, compared with $274 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $237 million in the first quarter of 2014, a 7% increase over the first quarter of 2013. The increase reflects higher RevPAR, franchise fees and EBITDA-neutral hotel management reimbursable fees.

Total system-wide RevPAR increased 4.0% compared with the first quarter of 2013. The increase reflects a 7.6% domestic increase, partially offset by a 4.3% decline in international RevPAR, primarily reflecting unfavorable currency movements.

Adjusted EBITDA for the first quarter of 2014 was $68 million, a 17% increase compared with the first quarter of 2013. The increase was primarily due to the revenue increases and the favorable timing of marketing expenditures.

As of March 31, 2014, the Company’s hotel system consisted of approximately 7,500 properties and 646,900 rooms, a 2.4% room increase compared with the first quarter of 2013. The development pipeline included over 955 hotels and approximately 117,000 rooms, of which 60% were international and 69% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $379 million in the first quarter of 2014, a 1% increase over the first quarter of 2013. In constant currency, revenues were flat.

Exchange revenues were $187 million, a decline of 3% from the first quarter of 2013. In constant currency, exchange revenues declined 2%, as a 1.6% increase in average number of members was offset by a 3.7% decline in exchange revenue per member.

Vacation rental revenues were $176 million, a 6% increase over the first quarter of 2013. Excluding foreign currency, vacation rental revenues were up 2%, reflecting a 1.4% increase in transaction volume and a 0.8% increase in the average net price per vacation rental.

Adjusted EBITDA for the first quarter of 2014 was $95 million, a 1% increase compared with the first quarter of 2013, reflecting the impact of foreign currency and acquisitions.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $593 million in the first quarter of 2014, an 8% increase over the first quarter of 2013, primarily reflecting higher gross VOI sales and a lower loan loss provision.

Gross VOI sales were $410 million in the first quarter of 2014, an increase of 7% over the first quarter of 2013, reflecting a 4.3% increase in tour flow and a 2.8% increase in volume per guest.

Adjusted EBITDA for the first quarter of 2014 was $115 million, a 2% increase compared with the first quarter of 2013, reflecting the revenue increases. Excluding the favorable resolution of a lawsuit in the prior-year quarter, adjusted EBITDA increased an additional $11 million.

Other Items

•	The Company repurchased 2.1 million shares of common stock for $150 million during the first quarter of 2014. From April 1 through April 23, 2014, the Company repurchased an additional 0.6 million shares for $42 million. The Company’s remaining share repurchase authorization totals $476 million as of April 23, 2014.
•	Net interest expense in the first quarter of 2014 was $25 million, compared with $30 million in the first quarter of 2013, reflecting lower rates associated with recent financings and the benefit of a fixed-for-floating rate swap.

Balance Sheet Information as of March 31, 2014:

•	Cash and cash equivalents of $203 million, compared with $194 million at December 31, 2013
•	Vacation ownership contract receivables, net, of $2.7 billion, compared with $2.8 billion at December 31, 2013
•	Vacation ownership and other inventory of $1.0 billion, unchanged from December 31, 2013
•	Securitized vacation ownership debt of $2.0 billion, compared with $1.9 billion at December 31, 2013
•	Long-term debt of $2.9 billion, unchanged from December 31, 2013. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.3 billion as of March 31, 2014, unchanged from December 31, 2013

A schedule of debt is included in Table 5 of this press release.

Outlook

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2014, the Company provides the following guidance:

•	Revenues of approximately $5.250 - $5.350 billion
•	Adjusted EBITDA of approximately $1.215 - $1.240 billion
•	Adjusted EPS of approximately $4.23 - $4.33 based on a diluted share count of 130 million

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Thursday, April 24, 2014 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors. An archive of this webcast will be available on the website for approximately 90 days beginning at noon EDT on April 24, 2014. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on April 24, 2014, at 800-944-8789.

The Company will post guidance information on its website following the conference call.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality products and services through its global portfolio of world-renowned brands.  The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with approximately 7,500 franchised hotels and 646,900 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 107,000 vacation properties in over 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of over 190 vacation ownership resorts serving approximately 907,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs approximately 32,800 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 14, 2014. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company's industry segments which when considered with GAAP measures, gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to Net Income for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014		2013
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$237	$64	$222	$58
Vacation Exchange and Rentals	379	85	374	94
Vacation Ownership	593	115	549	111
Total Reportable Segments	1,209	264	1,145	263
Corporate and Other (a)	(16)	(34)	(12)	(29)
Total Company	$1,193	$230	$1,133	$234

Reconciliation of EBITDA to Net Income

	Three Months Ended March 31,
	2014	2013
EBITDA	$230	$234
Depreciation and amortization	56	52
Interest expense	27	32
Early extinguishment of debt	-	111
Interest income	(2)	(2)
Income before income taxes	149	41
Provision for income taxes	59	14
Net income	$90	$27

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended March 31, 2014 and 2013 (for a description of adjustments by segment, see Table 7):

	Three Months Ended March 31,
	2014		2013
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$237	$68	$222	$58
Vacation Exchange and Rentals	379	95	374	94
Vacation Ownership	593	115	549	113
Total Reportable Segments	1,209	278	1,145	265
Corporate and Other	(16)	(34)	(12)	(29)
Total Company	$1,193	$244	$1,133	$236

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Net revenues
Service and membership fees	$590	$569
Vacation ownership interest sales	303	263
Franchise fees	127	122
Consumer financing	105	105
Other	68	74
Net revenues	1,193	1,133

Expenses
Operating	534	506
Cost of vacation ownership interests	39	32
Consumer financing interest	17	21
Marketing and reservation	181	177
General and administrative	195	164
Depreciation and amortization	56	52
Total expenses	1,022	952

Operating income	171	181
Other income, net	(3)	(1)
Interest expense	27	32
Early extinguishment of debt	-	111
Interest income	(2)	(2)

Income before income taxes	149	41
Provision for income taxes	59	14

Net income	$90	$27

Earnings per share
Basic	$0.70	$0.19
Diluted	0.69	0.19

Weighted average shares outstanding
Basic	128	137
Diluted	130	138

Note: For a description of adjustments to Net Income, see Table 8.

Table 3

(1 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging
Number of Rooms	2014	646,900	N/A	N/A	N/A	N/A
	2013	631,800	635,100	638,300	645,400	N/A
	2012	609,300	608,300	618,100	627,400	N/A
	2011	609,600	612,900	611,200	613,100	N/A

RevPAR	2014	$32.30	N/A	N/A	N/A	N/A
	2013	$31.05	$38.00	$41.78	$33.07	$36.00
	2012	$29.73	$37.23	$40.39	$31.86	$34.80
	2011	$27.71	$35.38	$39.49	$30.65	$33.34

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2014	3,727	N/A	N/A	N/A	N/A
	2013	3,668	3,686	3,711	3,728	3,698
	2012	3,684	3,670	3,672	3,670	3,674
	2011	3,766	3,755	3,744	3,734	3,750

Exchange Revenue Per Member	2014	$200.78	N/A	N/A	N/A	N/A
	2013	$210.96	$182.42	$169.95	$161.21	$181.02
	2012	$204.56	$177.07	$171.14	$165.86	$179.68
	2011	$205.64	$178.46	$172.38	$161.68	$179.59

Vacation Rental Transactions (in 000s) (a)	2014	429	N/A	N/A	N/A	N/A
	2013	423	355	433	273	1,483
	2012	418	325	390	259	1,392
	2011	398	328	370	250	1,347

Average Net Price Per Vacation Rental (a)	2014	$410.04	N/A	N/A	N/A	N/A
	2013	$392.64	$540.38	$677.81	$506.62	$532.11
	2012	$379.40	$524.40	$635.44	$484.69	$504.55
	2011	$377.71	$549.09	$701.81	$497.04	$530.78

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (b)	2014	$410,000	N/A	N/A	N/A	N/A
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000

Tours (in 000s) (c)	2014	170	N/A	N/A	N/A	N/A
	2013	163	206	225	195	789
	2012	148	186	207	183	724
	2011	137	177	197	173	685

Volume Per Guest (VPG) (c)	2014	$2,272	N/A	N/A	N/A	N/A
	2013	$2,211	$2,256	$2,278	$2,370	$2,281
	2012	$2,414	$2,361	$2,315	$2,225	$2,324
	2011	$2,192	$2,227	$2,197	$2,296	$2,229

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time beginning in the second quarter of 2012 (see Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).

(c)	Includes the impact of WAAM Just-in-Time related tours beginning in the second quarter of 2012.

Table 3

(2 of 3)

Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging
Number of Properties	2014	7,500	N/A	N/A	N/A	N/A
	2013	7,380	7,410	7,440	7,490	N/A
	2012	7,150	7,170	7,260	7,340	N/A
	2011	7,190	7,220	7,190	7,210	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (a)	2014	$60,000	N/A	N/A	N/A	N/A
	2013	$84,000	$90,000	$102,000	$73,000	$349,000
	2012	$96,000	$100,000	$124,000	$89,000	$409,000
	2011	$79,000	$80,000	$96,000	$83,000	$339,000

Sales under WAAM Fee-for-Service (in 000s) (b)	2014	$44,000	N/A	N/A	N/A	N/A
	2013	$36,000	$44,000	$51,000	$29,000	$160,000
	2012	$17,000	$18,000	$5,000	$10,000	$49,000
	2011	$18,000	$19,000	$38,000	$31,000	$106,000

WAAM Fee-for-Service Commission Revenues (in 000s)	2014	$33,000	N/A	N/A	N/A	N/A
	2013	$24,000	$30,000	$33,000	$20,000	$107,000
	2012	$12,000	$11,000	$4,000	$6,000	$33,000
	2011	$10,000	$11,000	$23,000	$21,000	$65,000

Sales under WAAM Just-in-Time (in 000s) (c)	2014	$-	N/A	N/A	N/A	N/A
	2013	$13,000	$1,000	$-	$-	$14,000
	2012	$-	$12,000	$57,000	$30,000	$99,000

Note: Full year amounts may not add across due to rounding.

(a)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.
(b)	Represents Gross VOI sales under the Company's WAAM Fee-for-Service for which the Company earns commission revenue (WAAM Fee-for-Service Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income.

(c)	Represents Gross VOI sales under the Company's WAAM Just-in-Time which enables the Company to acquire and own completed timeshare units close to the timing of the sales of such units. This significantly reduces the period between the deployment of capital to acquire inventory and the subsequent return on investment which occurs at the time of its sale to a timeshare purchaser. The Company implemented this sales model during the second quarter of 2012 and as such, there is no historical data prior to 2012.

Table 3

(3 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through the Company. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2011-2014.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2014					2013
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$68	N/A	N/A	N/A	N/A	$64	$79	$91	$75	$309
Marketing, Reservation and Wyndham Rewards Revenues (a)	76	N/A	N/A	N/A	N/A	73	92	118	83	365
Hotel Management Reimbursable Revenues (b)	37	N/A	N/A	N/A	N/A	25	38	37	35	135
Inter-segment Trademark Fees	9	N/A	N/A	N/A	N/A	8	10	11	10	39
Owned Hotel Revenues	24	N/A	N/A	N/A	N/A	26	20	18	19	84
Ancillary Revenues (c)	23	N/A	N/A	N/A	N/A	26	23	22	23	95
Total Lodging	237	N/A	N/A	N/A	N/A	222	262	297	245	1,027

Vacation Exchange and Rentals
Exchange Revenues	187	N/A	N/A	N/A	N/A	193	168	158	150	669
Rental Revenues	176	N/A	N/A	N/A	N/A	166	192	293	138	789
Ancillary Revenues (d)	16	N/A	N/A	N/A	N/A	15	16	19	17	68
Total Vacation Exchange and Rentals	379	N/A	N/A	N/A	N/A	374	376	470	305	1,526

Vacation Ownership
Vacation Ownership Interest Sales	303	N/A	N/A	N/A	N/A	263	347	384	384	1,379
Consumer Financing	105	N/A	N/A	N/A	N/A	105	106	107	108	426
Property Management Fees	143	N/A	N/A	N/A	N/A	146	141	143	137	567
WAAM Fee-for-Service Commissions	33	N/A	N/A	N/A	N/A	24	30	33	20	107
Ancillary Revenues (e)	9	N/A	N/A	N/A	N/A	11	6	10	9	36
Total Vacation Ownership	593	N/A	N/A	N/A	N/A	549	630	677	658	2,515
Total Reportable Segments	$1,209	N/A	N/A	N/A	N/A	$1,145	$1,268	$1,444	$1,208	$5,068

	2012					2011
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$62	$80	$88	$71	$301	$58	$75	$85	$66	$284
Marketing, Reservation and Wyndham Rewards Revenues (a)	68	99	98	80	345	54	75	94	76	299
Hotel Management Reimbursable Revenues (b)	21	22	25	23	91	19	19	21	20	79
Inter-segment Trademark Fees (f)	8	9	9	8	34	1	2	3	4	10
Owned Hotel Revenues	8	8	7	18	41	-	-	-	5	5
Ancillary Revenues (c)	18	15	22	23	78	17	19	19	17	72
Total Lodging	185	233	249	223	890	149	190	222	188	749

Vacation Exchange and Rentals
Exchange Revenues	188	162	157	153	660	194	168	161	150	673
Rental Revenues	159	170	248	125	702	150	180	260	125	715
Ancillary Revenues (d)	14	16	15	15	60	12	13	15	16	56
Total Vacation Exchange and Rentals	361	348	420	293	1,422	356	361	436	291	1,444

Vacation Ownership
Vacation Ownership Interest Sales	271	342	373	337	1,323	222	313	320	295	1,150
Consumer Financing	103	102	106	110	421	102	103	105	105	415
Property Management Fees	110	108	117	125	460	110	108	105	101	424
WAAM Fee-for-Service Commissions	12	11	4	6	33	10	11	23	21	65
Ancillary Revenues (e)	5	7	8	12	32	6	6	6	5	23
Total Vacation Ownership	501	570	608	590	2,269	450	541	559	527	2,077
Total Reportable Segments	$1,047	$1,151	$1,277	$1,106	$4,581	$955	$1,092	$1,217	$1,006	$4,270

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During Q1 2014, $2 million of reimbursable revenues, which eliminate in consolidation, were charged to the Company's vacation ownership business. During Q2, Q3 and Q4 2013, such amounts were $1 million, $3 million and $2 million, respectively.
(c)	Primarily includes additional services provided to franchisees.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(f)	During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Securitized vacation ownership debt (a)
Term notes	$1,823	$1,648	$1,615	$1,569	$1,869
Bank conduit facility (b)	156	262	273	289	125
Total securitized vacation ownership debt (c)	1,979	1,910	1,888	1,858	1,994
Less: Current portion of securitized vacation ownership debt	192	184	186	217	228
Long-term securitized vacation ownership debt	$1,787	$1,726	$1,702	$1,641	$1,766

Debt:
Revolving credit facility (due July 2018) (d)	$10	$23	$74	$41	$34
Commercial paper (e)	184	210	164	168	202
$315 million 6.00% senior unsecured notes (due December 2016)(f)	318	318	318	319	319
$300 million 2.95% senior unsecured notes (due March 2017)	299	298	298	298	298
$14 million 5.75% senior unsecured notes (due February 2018)	14	14	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	447	447	447	447	447
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	246	246	246	246	246
$650 million 4.25% senior unsecured notes (due March 2022) (g)	645	643	644	644	644
$400 million 3.90% senior unsecured notes (due March 2023) (h)	395	387	396	397	397
Capital leases	188	191	185	184	187
Other	100	114	117	133	133
Total long-term debt	2,886	2,931	2,943	2,931	2,961
Less: Current portion of long-term debt	52	49	55	52	254
Long-term debt	$2,834	$2,882	$2,888	$2,879	$2,707

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2015 and borrowing capacity of $650 million. As of March 31, 2014, this facility had a remaining borrowing capacity of $494 million.
(c)	This debt is collateralized by $2,328 million, $2,314 million, $2,306 million, $2,414 million and $2,512 million of underlying vacation ownership contract receivables and related assets as of March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2018. As of March 31, 2014, the Company had $9 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $184 million, the remaining borrowing capacity was $1.3 billion as of March 31, 2014.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $1.1 billion, as of March 31, 2014.
(f)	Includes unamortized gains from the settlement of a derivative in the amount of $3 million as of March 31, 2014, December 31, 2013 and September 30, 2013 and $4 million as of June 30, 2013 and March 31, 2013.
(g)	Includes a $2 million adjustment to the carrying value resulting from a fair value hedge derivative as of December 31, 2013. There is no adjustment to the carrying value as of March 31, 2014.
(h)	Includes a $2 million and $10 million adjustment to the carrying value resulting from a fair value hedge derivative as of March 31, 2014 and December 31, 2013, respectively.

Table 6

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended March 31, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	170	38,565	55.3%	$112.69	$62.30

TRYP by Wyndham	114	16,283	51.4%	$85.87	$44.11

Wingate by Wyndham	161	14,722	59.1%	$83.30	$49.22

Hawthorn Suites by Wyndham	96	9,609	60.9%	$76.01	$46.33

Ramada	826	113,304	50.2%	$79.47	$39.87

Baymont	336	27,504	46.9%	$61.60	$28.89

Days Inn	1,812	146,643	44.6%	$61.92	$27.61

Super 8	2,413	154,270	51.5%	$48.27	$24.88

Howard Johnson	449	47,303	43.6%	$61.87	$26.98

Travelodge	431	31,833	44.7%	$61.78	$27.61

Microtel Inns & Suites by Wyndham	313	22,425	53.7%	$62.45	$33.51

Knights Inn	374	22,792	40.8%	$44.04	$17.97

Dream	5	989	73.8%	$189.89	$140.22

Night	3	630	59.8%	$114.63	$68.51

Total Lodging	7,503	646,872	48.8%	$66.14	$32.30

Vacation Ownership
Wyndham Vacation Ownership resorts	192	23,530	N/A	N/A	N/A

Total Wyndham Worldwide	7,695	670,402

	As of and For the Three Months Ended March 31, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	130	31,520	56.5%	$113.04	$63.85

TRYP by Wyndham	103	14,393	53.7%	$97.41	$52.27

Wingate by Wyndham	159	14,603	57.0%	$83.19	$47.39

Hawthorn Suites by Wyndham	93	9,252	58.7%	$70.49	$41.38

Ramada	839	114,223	48.6%	$78.65	$38.24

Baymont	320	26,602	45.6%	$60.21	$27.48

Days Inn	1,828	147,659	42.8%	$61.43	$26.30

Super 8	2,329	148,546	49.8%	$49.80	$24.78

Howard Johnson	447	45,620	43.0%	$60.89	$26.16

Travelodge	443	32,864	43.7%	$62.97	$27.49

Microtel Inns & Suites by Wyndham	307	21,843	52.2%	$60.85	$31.75

Knights Inn	373	23,096	38.3%	$41.35	$15.84

Dream	5	990	61.5%	$169.04	$103.92

Night	3	630	52.4%	$110.79	$58.01

Total Lodging	7,379	631,841	47.3%	$65.66	$31.05

Vacation Ownership
Wyndham Vacation Ownership resorts	190	23,410	N/A	N/A	N/A

Total Wyndham Worldwide	7,569	655,251

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2014	Net Revenues	Reported EBITDA	Executive Departure Costs	Venezuela Currency Devaluation (b)	Adjusted EBITDA
Lodging	$237	$64	$4	$-	$68
Vacation Exchange and Rentals	379	85	-	10	95
Vacation Ownership	593	115	-	-	115
Total Reportable Segments	1,209	264	4	10	278
Corporate and Other (a)	(16)	(34)	-	-	(34)
Total Company	$1,193	$230	$4	$10	$244

(a)	Includes the elimination of transactions between segments.
(b)	Represents the devaluation of the official exchange rate of Venezuela.

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2013	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Acquisition Costs (c)	Restructuring Costs (d)	Asset Impairment (e)	Adjusted EBITDA
Lodging	$222	$58	$-	$-	$-	$-	$58
Vacation Exchange and Rentals	374	94	-	-	-	-	94
Vacation Ownership	549	111	-	2	-	-	113
Total Reportable Segments	1,145	263	-	2	-	-	265
Corporate and Other (a)	(12)	(29)	-	-	-	-	(29)
Total Company	$1,133	$234	$-	$2	$-	$-	$236

Three months ended June 30, 2013
Lodging	$262	$78	$-	$-	$-	$-	$78
Vacation Exchange and Rentals	376	85	-	-	-	-	85
Vacation Ownership	630	161	-	-	-	-	161
Total Reportable Segments	1,268	324	-	-	-	-	324
Corporate and Other (a)	(15)	(27)	-	-	-	-	(27)
Total Company	$1,253	$297	$-	$-	$-	$-	$297

Three months ended September 30, 2013
Lodging	$297	$95	$-	$-	$-	$-	$95
Vacation Exchange and Rentals	470	141	-	-	-	-	141
Vacation Ownership	677	176	-	-	-	-	176
Total Reportable Segments	1,444	412	-	-	-	-	412
Corporate and Other (a)	(17)	(33)	(1)	-	-	-	(34)
Total Company	$1,427	$379	$(1)	$-	$-	$-	$378

Three months ended December 31, 2013
Lodging	$245	$47	$-	$-	$9	$8	$64
Vacation Exchange and Rentals	305	36	-	-	-	-	36
Vacation Ownership	658	172	-	-	-	-	172
Total Reportable Segments	1,208	255	-	-	9	8	272
Corporate and Other (a)	(13)	(33)	-	-	-	-	(33)
Total Company	$1,195	$222	$-	$-	$9	$8	$239

Twelve months ended December 31, 2013
Lodging	$1,027	$279	$-	$-	$9	$8	$296
Vacation Exchange and Rentals	1,526	356	-	-	-	-	356
Vacation Ownership	2,515	619	-	2	-	-	621
Total Reportable Segments	5,068	1,254	-	2	9	8	1,273
Corporate and Other (a)	(59)	(122)	1	-	-	-	(121)
Total Company	$5,009	$1,132	$1	$2	$9	$8	$1,152

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2013 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to a net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(c)	Relates to costs incurred in connection with the acquisition of Midtown 45, a NYC property (January 2013).
(d)	Relates to costs incurred as a result of an organizational realignment initiative.
(e)	Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark.

Table 8

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended March 31, 2014
	As Reported	Executive Departure Costs (a)	Venezuela Currency Devaluation (c)	As Adjusted non-GAAP
Net revenues
Service and membership fees	$590	$-	$-	$590
Vacation ownership interest sales	303			303
Franchise fees	127			127
Consumer financing	105			105
Other	68			68
Net revenues	1,193	-	-	1,193

Expenses
Operating	534		(10)	524
Cost of vacation ownership interests	39			39
Consumer financing interest	17			17
Marketing and reservation	181			181
General and administrative	195	(4)		191
Depreciation and amortization	56			56
Total expenses	1,022	(4)	(10)	1,008

Operating income	171	4	10	185
Other income, net	(3)			(3)
Interest expense	27			27
Interest income	(2)			(2)

Income before income taxes	149	4	10	163
Provision for income taxes	59	1 (b)	1 (b)	61

Net income	$90	$3	$9	$102

Earnings per share
Basic	$0.70	$0.02	$0.07	$0.80
Diluted	0.69	0.02	0.07	0.78

Weighted average shares outstanding
Basic	128	128	128	128
Diluted	130	130	130	130

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors’ understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to costs associated with an executive’s departure at the Company’s lodging business.
(b)	Relates to the tax effect of the adjustment.
(c)	Represents the devaluation of the official exchange rate of Venezuela at the Company's vacation exchange and rental business.

Table 8

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended March 31, 2013
	As Reported	Legacy Adjustments (a)	Acquisition Costs (b)	Early Extinguishment of Debt (c)		As Adjusted non-GAAP
Net revenues
Service fees and membership	$569	$-	$-		$-	$569
Vacation ownership interest sales	263					263
Franchise fees	122					122
Consumer financing	105					105
Other	74					74
Net revenues	1,133	-	-	-		1,133

Expenses
Operating	506		(2)			504
Cost of vacation ownership interests	32					32
Consumer financing interest	21					21
Marketing and reservation	177					177
General and administrative	164					164
Depreciation and amortization	52					52
Total expenses	952	-	(2)	-		950

Operating income	181	-	2	-		183
Other income, net	(1)					(1)
Interest expense	32					32
Early extinguishment of debt	111			(111)		-
Interest income	(2)					(2)

Income before income taxes	41	-	2	111		154
Provision for income taxes	14	(1)	1 (d)	42	(d)	56

Net income	$27	$1	$1	$69		$98

Earnings per share
Basic	$0.19	$0.01	$0.01	$0.50		$0.72
Diluted	0.19	0.01	0.01	0.50		0.71

Weighted average shares outstanding
Basic	137	137	137	137		137
Diluted	138	138	138	138		138

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to a state tax payment for legacy tax matters.
(b)	Relates to the costs incurred in connection with the acquisition of Midtown 45, a NYC property (January 2013) at the Company's vacation ownership business.
(c)	Represents costs incurred for the early repurchase of a portion of the Company's 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of the 9.875% senior unsecured notes.
(d)	Relates to the tax effect of the adjustment.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow to be net cash provided by operating activities less property and equipment additions which it also refers to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Three Months Ended March 31,
	2014	2013

Net cash provided by operating activities	$315	$274
Less: Property and equipment additions	(46)	(41)
Free cash flow	$269	$233

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 4):

Year
2014	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (a)	$410	N/A	N/A	N/A	N/A
Less: Sales under WAAM Fee-for-Service	(44)	N/A	N/A	N/A	N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	366	N/A	N/A	N/A	N/A
Less: Loan loss provision	(60)	N/A	N/A	N/A	N/A
Less: Impact of percentage-of-completion accounting	(3)	N/A	N/A	N/A	N/A
Vacation ownership interest sales (a)	$303	N/A	N/A	N/A	N/A

2013

Gross VOI sales (a)	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage of completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales (a)	$263	$347	$384	$384	$1,379

2012

Gross VOI sales (a)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM Fee-for-Service	(17)	(18)	(5)	(10)	(49)
Gross VOI sales, net of WAAM Fee-for-Service sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)
Vacation ownership interest sales (a)	$271	$342	$373	$337	$1,323

2011

Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM Fee-for-Service	(18)	(19)	(38)	(31)	(106)
Gross VOI sales, net of WAAM Fee-for-Service sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)
Vacation ownership interest sales	$222	$313	$320	$295	$1,150

Note:	Amounts may not add due to rounding.
(a)	Includes VOI sales under WAAM Just-in-Time beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2014	$25	N/A	N/A	N/A	N/A
2013	$24	$18	$22	$25	$89
2012	$27	$20	$22	$28	$97
2011	$18	$18	$21	$11	$68